UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 1, 2004

SOHU.COM INC.

(Exact name of registrant as specified in its charter)

Delaware	0-30961	98-0204667
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7 Jianguomen Nei Avenue

Bright China Chang An Building

Tower 2, Room 1519

Beijing 100005

People’s Republic of China

(011) 8610-6510-2160

(Address, including zip code, of registrant’s principal executive offices and registrant’s telephone number, including area code)

Item 5. Other Events and Required FD Disclosure

On June 1, 2004, Sohu.com Inc. announced that it has repurchased one million shares of common stock between May 1 and May 31, 2004 and has closed the acquisition of Beijing G. Feel Technology Co., Ltd., a leading Chinese provider of value-added mobile data services for Wireless Applications Protocol. A copy of the press release issued by the company regarding the foregoing is attached to this report as Exhibit 99.1 and is hereby incorporated by reference.

Item 7. Financial Statements and Exhibits

(a)	Exhibits.

99.1	Press Release issued by Sohu.com Inc. on June 1, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATED: June 2, 2004	SOHU.COM INC.

	By:	/s/ Carol Yu
Carol Yu
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued by Sohu.com Inc. on June 1, 2004